Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


           Date of Report (Date of earliest event reported)
                         MARCH 11, 1999 (MARCH 1, 1999)


                           SYNAGRO TECHNOLOGIES, INC.
                          (Exact name of registrant as
                            specified in its charter)


    DELAWARE                        0-21054                       76-0511324
(State or other                  (Commission                     (IRS Employer
jurisdiction of                  File Number)                  Identification
 incorporation)                                                     Number)


                             1800 BERING, SUITE 1000
                              HOUSTON, TEXAS 77057
              (Address of principal executive offices and zip code)


                                 (713) 369-1700
                         (Registrant's telephone number,
                              including area code)


                5850 SAN FELIPE, SUITE 500, HOUSTON, TEXAS 77057
         (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      On March 1, 1999, Synagro Technologies, Inc., a Delaware corporation (the "Company"), through its wholly-owned subsidiary, NRR Acquisition Corp. ("Merger Sub"), acquired National Resource Recycling, Inc. ("NRR"), pursuant to an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, Merger Sub, NRR, James R. Rosendall, Jr. and Kevin P. Rosendall, dated the same date. NRR is a biosolids management company with operations in Michigan. Pursuant to the Merger Agreement, James R. Rosendall, Jr. and Kevin P. Rosendall, the shareholders of NRR, received an aggregate of 1,000,001 shares of the Company's common stock. The Company intends to record the acquisition using the pooling-of-interests method of accounting. The purchase price was determined based upon an evaluation of the business of NRR and the results of negotiations between the parties.

      The foregoing discussion is only a summary and is qualified in its entirety by reference to the attached press release and Agreement and Plan of Merger filed as exhibits hereto and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

      A.    FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

            In accordance with Rule 3-05 of Regulation S-X, no financial statements are required to be filed for the NRR acquisition, either individually or in the aggregate.

      B.    PRO FORMA FINANCIAL INFORMATION.

            In accordance with Rule 11-01 of Regulation S-X, no pro forma financial information is required to be filed for the NRR acquisition.

      C.    EXHIBITS

            Exhibit 1 Agreement and Plan of Merger, dated March 1, 1999, by and among Synagro Technologies, Inc., NRR Acquisition Corp., National Resource Recovery, Inc., James R. Rosendall, Jr. and Kevin P. Rosendall.

            Exhibit 2         Press Release dated March 3, 1999.

                                    SIGNATURE


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                SYNAGRO TECHNOLOGIES, INC.


Dated: March 11, 1999           By:   /S/ MARK A. ROME
                                          Mark A. Rome, Executive Vice President